UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2012

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Items 2.03 and 3.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Material Modification to Rights of Security Holders

Effective May 8, 2012, Ballantyne Strong, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to its $20 million Revolving Credit Agreement with Wells Fargo Bank, N.A. (the “Revolving Credit Agreement”). The Second Amendment extended the maturity date to June 30, 2014.

The Company previously entered into the first amendment to the Revolving Credit Agreement (the “First Amendment”), effective June 28, 2011 which:

•      Eliminated a covenant that previously restricted acquisitions over $7.5 million without bank approval.

•      Eliminated a covenant that previously restricted dividends over $7.5 million without bank approval.

•      Replaced the aforementioned covenants with one pertaining to a limitation that the Company’s ratio of total liabilities to total net worth, as defined cannot exceed 2 to 1.

The First Amendment also contained certain other nonmaterial amendments to the Revolving Credit Agreement.

The Revolving Credit Agreement contains certain other covenants, including a financial condition covenant pertaining to the Company maintaining a minimum net profit before taxes plus or minus non-cash equity in income of the Digital Link II LLC joint venture, plus any non-cash charges related to the legacy film projector business, of $1, measured quarterly, on a rolling 4-quarter basis.  Other covenants pertain to items such as limits on incurring additional debt or lease obligations, limits on issuing guarantees and certain limits on loans, advances and investments with third parties. Upon the occurrence of any event of default specified in the Revolving Credit Agreement, including a change in control of the Company (as defined in the Revolving Credit Agreement), all amounts due there under may be declared to be immediately due and payable. No amounts are currently outstanding on the Revolving Credit Agreement.

The Company may request an increase in the Revolving Credit Agreement by up to an additional $5 million; however, any advances on the additional $5 million are subject to approval of Wells Fargo, N.A. The borrowings from the Revolving Credit Agreement will primarily be used for working capital purposes and for other general corporate purposes.  The Company’s accounts receivable, general intangibles and inventory secure the Revolving Credit Agreement. No amounts are currently outstanding under the aforementioned Credit Agreement.

Borrowings under the Revolving Credit Agreement bear interest at a rate equal to LIBOR plus 125 basis points. Interest is repaid on a monthly basis. The Company will pay a fee of 0.15% per annum on any unused portion.

This summary is qualified entirely by reference to the Revolving Credit Agreement, which was filed as Exhibit 4.1 to the Form 8-K filed on July 7, 2010, to the First Amendment which was filed as Exhibit 4.2 for the Form 8-K filed on June 30, 2011, and to the Second Amendment and Revolving Line of Credit Note filed on Exhibits 4.3 and 4.4 to this report.

Item 9.01      Financial Statements and Exhibits

4.1                 Credit Agreement, dated June 30, 2010, by and between the Company and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed July 7, 2010).

4.2                 First Amendment to Credit Agreement, dated July 28, 2011, by and between the Company and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed June 30, 2011).

4.3                 Second Amendment to Credit Agreement, dated May 8, 2012, by and between the Company and Wells Fargo Bank, N.A.

4.4               Revolving Line of Credit Note, dated May 8, 2012, by and between the Company and Wells Fargo Bank,  N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: May 11, 2012	By:	/s/ MARY A. CARSTENS
Mary A. Carstens
Secretary/Treasurer and
Chief Financial Officer